UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

Colony Starwood Homes

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36163 (Commission File Number)	80-6260391 (IRS Employer Identification No.)

8665 East Hartford Drive Scottsdale, AZ (Address of principal	85255 (Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(480) 362-9760

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facility

On April 27, 2017, Colony Starwood Homes Partnership, L.P. (the “Borrower”), a wholly-owned subsidiary of Colony Starwood Homes (the “Company”), entered into a new credit agreement (the “Credit Agreement”) with the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent and the other parties thereto. The Credit Agreement provides for a $675.0 million senior secured revolving credit facility (the “Facility”), which will mature on April 27, 2020, with a one-year extension option subject to certain conditions.  The Facility was undrawn as of the effective date.  Loans and letters of credit are available under the Facility, subject to customary conditions, for working capital and other general corporate purposes, including acquisitions and debt refinancing.

The Credit Agreement includes an accordion feature to increase the size of the Facility to up to $1.2 billion, subject to satisfying certain requirements and obtaining lender commitments.

The Company concurrently terminated its two existing secured revolving credit facilities:  (i) the Amended and Restated Master Loan and Security Agreement dated June 13, 2014, among Starwood Waypoint Borrower, LLC and other subsidiaries, Citibank, N.A., as administrative agent the lenders party thereto, and (ii) the Second Amended and Restated Revolving Credit Agreement, dated as of July 14, 2015, among ColFin AH Finance Masterco, LLC and other subsidiaries, JPMorgan, as administrative agent, and the lenders party thereto.

Interest Rate and Fees

Loans under the Facility will bear interest at a floating rate equal to either the Adjusted LIBO Rate or the Alternate Base Rate plus the Applicable Margin (each as defined in the Credit Agreement).  The Applicable Margin varies based on the Total Leverage Ratio, ranging from 75 basis points to 130 basis points for Alternative Base Rate loans and from 175 basis points to 230 basis points for Adjusted LIBO Rate loans.

The Borrower is also required to pay customary fees on any outstanding letters of credit, and a facility fee to the lenders in respect of the unused commitments thereunder at a rate of either 0.350% or 0.200% per annum, depending on the level of usage.

Guarantees and Collateral

The obligations under the Facility are guaranteed by the Company and certain Material Subsidiaries (as defined in the Credit Agreement) (the “Subsidiary Guarantors” and, together with the Borrower and the Company, the “Loan Parties”).  The Facility is secured by pledges of equity interests in the Borrower and Subsidiary Guarantors owned by Loan Parties.  Such stock pledges will be released, and the Subsidiary Guarantors will be released from their guarantees if the Company obtains a credit rate of either (a) BBB- or higher from Standard and Poors Rating Services or (b) Baa3 or higher from Moody’s Investors Service, Inc., or if certain other customary release events occur.

Certain Covenants and Events of Default

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants and events of default. Subject to certain exceptions, such covenants may restrict the Company, the Borrower and their subsidiaries in respect of, among other things:  mergers, consolidations, liquidations or sale of substantially all assets of the Company; incurrence of debt and liens; dividends or distributions while certain events of default exist; transactions with affiliates; agreements restricting liens and dividends, and changes in the nature of the Company’s business, its accounting methods or fiscal periods.

The Credit Agreement also requires the Borrower to remain in compliance with certain financial ratios (defined therein), including:

(i)  maximum ratios of (a) Total Indebtedness to Total Asset Value, (b) Secured Indebtedness to Total Asset Value and (c) Unsecured Indebtedness to Unencumbered Asset Value;

(ii) minimum ratios of (a) Adjusted EBITDA to Fixed Charges and (b) Unencumbered NOI to Unsecured Interest Expense;

(iii) minimum Occupancy Rate; and

(iv) minimum Tangible Net Worth and Unencumbered Asset Value.

Events of default include certain changes in control of the Company.  If an event of default occurs, the lenders will be entitled to take various remedies, including the acceleration of loans outstanding under the Credit Agreement and foreclosure on pledged collateral.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

From time to time, the Company has had customary commercial and/or investment banking relationships with affiliates of JPMorgan, Citibank, N.A., Merrill Lynch, Fenner & Smith Incorporated, Bank of America, N.A. and/or certain of their affiliates.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 1.02, insofar as it relates to the termination of a material definitive agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01	Other Events.

On April 11, 2017, the Company reduced the outstanding principal balance of its SWAY 2014 mortgage loan by $150.0 million. The Company has also scheduled a payment for May 8, 2017 to further reduce the outstanding principle balance of its SWAY 2014 mortgage loan by an additional $150.0 million.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

Credit Agreement, dated as of April 27, 2017, by and among Colony Starwood Homes Partnership, L.P., as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2017	COLONY STARWOOD HOMES

	By:	/s/ Ryan A. Berry
	Name:	Ryan A. Berry
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated as of April 27, 2017, by and among Colony Starwood Homes Partnership, L.P., as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other parties thereto.